FOR IMMEDIATE RELEASE

February 20, 2006

Contact:     Martin A. Thomson
             Chief Executive Officer
             First Federal of Northern Michigan Bancorp, Inc.
             (989) 356-9041

                First Federal of Northern Michigan Bancorp, Inc.
                          Fourth Quarter 2005 Earnings


     ALPENA, Mich., Feb. 20 -- First Federal of Northern Michigan Bancorp, Inc. (Nasdaq: FFNM) (the "Company") reported consolidated net earnings of $237,000, or $.08 per share, for the quarter ended December 31, 2005, compared to net earnings of $72,000, or $.02 per share, for the quarter ended December 31, 2004. Earnings-per-share was calculated based on weighted average outstanding shares of 3,112,414 and 3,065,667 for the periods ended December 31, 2005 and 2004, respectively. The number of shares outstanding for the period ended December 31, 2004 for purposes of calculating per share earnings has been adjusted to give retroactive recognition to the exchange ratio applied in the Company's stock offering and related second-step conversion, which closed on April 1, 2005.

     Interest income increased to $3.9 million for the three months ended December 31, 2005 from $3.5 million for the same period ended December 31, 2004. The increase in interest income was due primarily to an increase in average balances of non-mortgage loans of $17.0 million from December 31, 2004 to December 31, 2005, reflecting the Company's continued emphasis on commercial lending, and an increase in yield on adjustable rate loans over the same period, reflecting higher market interest rates.

     Interest expense increased to $1.8 million for the three months ended December 31, 2005 from $1.6 million for the three months ended December 31, 2004. This increase was due primarily to an increase in average interest-bearing deposits of $17.1 million from December 31, 2004 to December 31, 2005, as well as an increase of 18 basis points in the costs of those funds, reflecting continued increasing upward market pressure on deposit rates.

     Stockholders' equity increased to $36.6 million at December 31, 2005 from $
21.8 million at December 31, 2004, reflecting mainly the completion in the quarter ended June 30, 2005 of the Company's second-step stock conversion, which raised $16.0 million in new capital, net of related costs. The decrease in equity of $100,000 in the quarter ended December 31, 2005 was the result of net income of $237,000, offset by a dividend declaration of $156,000 and loss in value of available-for-sale securities of $172,000. The loss in value of these securities was due to changes in interest rates and was not considered by management to be other than temporary.

     Total assets of the Company at December 31, 2005 were $282.8 million, an increase of $20.0 million, or 8.0%, over assets of $262.8 million at December 31, 2004. The asset quality of the Company remained strong, with reserves allocated in an amount the Company believes to be adequate to absorb probable losses. The ratio of total nonperforming assets to total assets was 1.57% at December 31, 2005 compared to 0.66% at December 31, 2004.

Safe Harbor Statement

     This news release and other releases and reports issued by the Company, including reports to the Securities and Exchange Commission, may contain " forward-looking statements." The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company is including this statement for purposes of taking advantage of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.

        First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries
                  Consolidated Statement of Financial Condition


                                         December 31, 2005  December 31, 2004
                                           (Unaudited)

    ASSETS
    Cash and cash equivalents:
    Cash on hand and due from banks             $4,497,629        $4,685,913
    Overnight deposits with FHLB                   281,565            52,646
    Total cash and cash equivalents              4,779,194         4,738,559
    Securities AFS                              53,411,609        40,233,035
    Securities HTM                               1,775,000         1,800,000
    Loans held for sale                                  -         1,095,660
    Loans receivable, net of allowance
     for loan losses of $1,415,764 and
      $1,213,938 as of December 31, 2005
       and December 31, 2004, respectively     201,183,076       195,387,937
    Foreclosed real estate and other
     repossessed assets                            434,823            28,907
    Real estate held for investment                352,136           562,758
    Federal Home Loan Bank stock, at cost        4,765,000         4,666,100
    Premises and equipment                       7,392,207         6,793,998
    Accrued interest receivable                  1,601,691         1,034,695
    Intangible assets                            3,088,986         2,855,568
    Goodwill                                     1,349,854         1,049,854
    Other assets                                 2,641,195         2,553,063
    Total assets                              $282,774,771      $262,800,134


    LIABILITIES AND STOCKHOLDERS' EQUITY
    Liabilities:
    Deposits                                  $188,734,743      $182,489,148
    Advances from borrowers for taxes and
     insurance                                      27,709            44,590
    Federal Home Loan Bank advances &
     Note Payable                               54,405,314        56,001,396
    Accrued expenses and other liabilities       3,015,653         2,488,711

    Total liabilities                          246,183,419       241,023,845

    Commitments and contingencies                        -                 -

    Stockholders' equity:
    Common stock ($0.01 par value 20,000,000
     shares authorized and $1.00 par value
      20,000,000 authorized, respectively;
       3,111,176 and 1,659,480 shares issued
        and outstanding, respectively).             31,155         1,659,480
    Additional paid-in capital                  23,502,228         5,356,782
    Retained earnings, restricted                        -         5,152,000
    Retained earnings                           14,703,130         9,635,580
    Unallocated ESOP                            (1,186,940)                -
    Accumulated other comprehensive loss          (458,221)          (27,553)
    Total stockholders' equity                  36,591,352        21,776,289

    Total liabilities and stockholders'
     equity                                   $282,774,771      $262,800,134


        First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries
                        Consolidated Statement of Income

                                      For the Three Months    For the Twelve Months
                                       Ended December 31,      Ended December 31,
                                        2005        2004        2005        2004
                                          (Unaudited)        (Unaudited)

    Interest income:
    Interest and fees on
     loans                         $3,402,555  $3,066,071  $13,149,753 $11,513,400
    Interest and dividends
     on investments                   488,357     345,377    1,678,220   1,530,336
    Interest on mortgage-
     backed securities                 58,372      68,611      248,278     234,706
    Total interest income           3,949,284   3,480,059   15,076,251  13,278,442

    Interest expense:
    Interest on deposits            1,203,962     995,960    4,338,631   3,616,443
    Interest on borrowings            576,642     634,975    2,367,518   2,585,862
    Total interest expense          1,780,604   1,630,935    6,706,149   6,202,305

    Net interest income             2,168,680   1,849,124    8,370,102   7,076,137
    Provision for loan losses         102,000     109,143      368,058     322,743
    Net interest income after
     provision for loan losses      2,066,680   1,739,981    8,002,044   6,753,394

    Non Interest income:
    Service charges and other
     fees                             282,596     262,974    1,030,159   1,011,632
    Mortgage banking activities        98,395     118,872      481,893     579,563
    Gain on sale of available-
     for-sale investments                 -           -         13,128     102,637
    Net gain on sale of premises
     and equipment, real estate
      owned and other repossessed
       assets                         (18,252)    (27,435)     (44,863)    (47,134)
    Other                               6,691      24,188       37,403       97,464
    Insurance & Brokerage
     Commissions                      735,117     733,580    2,940,641    2,967,187
    Total other income              1,104,547   1,112,179    4,458,361    4,711,349

    Non interest expenses:
    Compensation and
     employee benefits              1,609,622   1,568,498    6,315,060    6,028,645
    SAIF Insurance Premiums             6,170       6,134       24,980       26,714
    Advertising                        63,274      62,282      196,693      239,667
    Occupancy                         340,370     297,320    1,307,862    1,264,188
    Amortization of
     intangible assets                 94,529      63,027      330,564      293,136
    Service Bureau Charges             87,879      88,180      349,943      338,515
    Insurance & Brokerage
     Commission Expense               280,817     293,535    1,169,281    1,263,824
    Professional Services              52,400      46,184      233,161      201,611
    Donation to First Federal
     Community Foundation                 -           -        679,940         -
    Other                             299,080     318,391    1,207,936    1,200,800
    Other expenses                  2,834,141   2,743,551   11,815,420   10,857,100

    Income before income
     tax expense                      337,086     108,609      644,985      607,643
    Income tax                        100,266      36,493      203,116      203,553
    Net income                       $236,820     $72,116     $441,869     $404,090

    Per share data:
    Basic earnings per share            $0.08       $0.02        $0.14        $0.13
    Weighted average number of
     shares outstanding             3,112,414   3,065,667    3,094,960    3,065,129

    Diluted earnings per share          $0.08       $0.02        $0.14        $0.13
    Weighted average number of
     shares outstanding, including
      dilutive stock options        3,116,537   3,087,906    3,104,690    3,088,735

    Dividends per common share         $0.050      $0.054       $0.204       $0.203
